UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2006
(Exact name of registrant as specified in charter)

Ohio	0-850	34-6542451

(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

127 Public Square, Cleveland, Ohio	44114-1306

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (216) 689-6300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     On December 22, 2005, KeyCorp filed a Form 8-K stating among other things that the Employment Agreement of Henry L. Meyer III, Chairman, President and Chief Executive Officer of KeyCorp, would be revised at year-end 2006. The Agreement was amended effective January 1, 2007 to reduce the lump sum severance benefit payable thereunder in the event Mr. Meyer’s employment is terminated by Key for any reason other than Cause, disability or death or if Meyer is Constructively Terminated, with or without a Change of Control. The lump sum severance benefit was reduced by excluding from the calculation thereof 50% of his Average Long Term Incentive Compensation. The Agreement was also updated to reflect Mr. Meyer’s current salary; to reflect changes in medical, life insurance and deferral or savings plans; and to provide indemnification for litigation or liability arising out of Mr. Meyer’s service as a committee member or other fiduciary of any employee benefit plan maintained by Key.
     A copy of the amended Employment Agreement is attached hereto as Exhibit 10.1.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
10.1	Amended Employment Agreement between KeyCorp and Henry L. Meyer III, as of January 1, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEYCORP
(Registrant)

Date: December 1, 2006	By:	/s/ Daniel R. Stolzer
Daniel R. Stolzer
Vice President and Deputy General Counsel